PLAN (AMENDED) EXHIBIT "B"

               List of Allowed Bank Debt Claims (Class 2)

                             EXHIBIT " B"

                               LIST OF
                  ALLOWED BANK DEBT CLAIMS (CLASS 2)

CLAIM NO.   CLAIMANT                       EXPLANATION NOTES   CLAIM AMOUNT
260         Chase Manhattan Bank                    A          $20,290,376.70
186         Commerzbank                             B           $2,250,000.00
145         First Security Bank                     C             $800,000.00
123         State Street Bank                                   $1,000,000.00
1           Valley Bank/Bank One                    D           $5,058,459.00
252         Bank Hapoalim B.M.                                      $5,817.50
246         Caisse Nationale De
            Credit Agricole                         E           $2,107,686.96

            TOTAL:                                             $31,512,340.16

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A    Claim has been assigned (35%) ($7,080,355.99) to Halcyon
     Distressed Securities, L.P., Halcyon Private Paper, L.P. Gryphon Hidden Values Limited and Gryphon Hidden Values II Limited and (65%) ($13,210,020.72) to Merrill Lynch Pierce Fenner & Smith Incorporated.

B    Claim has been assigned to Comac Partners L.P.

C Claim has been assigned and is owned 50% ($400,000.00) by KCB Service Company fbo Argo Partners and 50% ($400,000.00) by Comac International NV.

D    Claim has been assigned and is owned by Halcyon Distressed
     Securities, L.P., Halcyon Private Paper, L.P., Halcyon Alchemy Fund, L.P., Gryphon Hidden Values Limited and Gryphon Hidden
     Values II Limited.

E Claim amount resolved pursuant to letter agreement dated February 23, 1996. Claim consists of $1,026,293.86 of advances and fees on UPL LOC which accrues interest from December 20, 1991, and $1,081,393.10 of advances and fees on ANB LOC which accrues interest from September 23, 1992.